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                                                                   EXHIBIT 5.1

                   [LETTERHEAD OF STOKES & BARTHOLOMEW, P.A.]



                                January 15, 1999


Prison Realty Corporation
10 Burton Hills Blvd., Suite 100
Nashville, Tennessee 37215

            Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Prison Realty Corporation, a Maryland corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration by the Company of an aggregate of 1,803,787 shares of common stock, $0.01 par value per share, of the Company (the "Shares") to be issued pursuant to the terms of the following benefit plans: (i) CCA Prison Realty Trust 1997 Employee Share Incentive Plan; (ii) CCA Prison Realty Trust 1997 Non-Employee Trustees' Share Option Plan; (iii) CCA Prison Realty Trust Non-Employee Trustees' Compensation Plan; (iv) Amended and Restated Corrections Corporation of America 1989 Stock Bonus Plan; (v) Corrections Corporation of America 1991 Flexible Stock Option Plan; and (vi) Corrections Corporation of America 1995 Employee Stock Incentive Plan (collectively, the "Plans").

As counsel to the Company, we have examined original, photostatic or certified copies of the following documents: (i) the Registration Statement; (ii) the Company's Charter and Amended and Restated Bylaws; (iii) certificates of the Company's officers and excerpts of minutes of meetings of the Board of Directors; (iv) the Amended and Restated Agreement and Plan of Merger, dated September 29, 1998, by and among the Company, Corrections Corporation of America, a Tennessee corporation, and CCA Prison Realty Trust, a Maryland real estate investment trust; and (v) such other instruments, agreements and certificates as we have deemed necessary or appropriate.

In performing our examination, we have assumed without inquiry the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, the accuracy and completeness of all records made available to us by the Company and the truth and accuracy of all facts set forth in all certificates provided to or examined by us. We have also assumed that all Shares issued pursuant to the Plans will be issued for consideration deemed to be adequate by the Company's Board of Directors, where applicable. We have relied as to certain factual matters on representations made to us by officers of the Company.




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Prison Realty Corporation
January 15, 1999
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Based upon the foregoing and the further qualifications stated below, we are of the opinion that the Shares have been duly authorized and, when issued and sold pursuant to the terms and conditions of the Plans, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Tennessee, the General Corporation Law of the State of Maryland and the federal laws of the United States of America. With respect to the laws of the State of Maryland, we are relying on the opinion of Miles & Stockbridge PC, special Maryland counsel to the Company. We express no opinion as to matters governed by the laws of any other jurisdiction. Furthermore, no opinion is expressed herein as to the effect of any future acts of the Company or changes in existing law. The opinions expressed herein are rendered as of the date hereof, and we do not undertake to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinion herein expressed.

This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, or a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of person whose consent is required under
Section 7 of the Act or the General Rules and Regulations of the Commission thereunder.


                                             Very truly yours,



                                             STOKES & BARTHOLOMEW, P.A.